For period ended 10/31/2004
Registrant Name: American AAdvantage Funds
File Number: 811-4984

EXHIBIT 99.77C

Matters Submitted to a Vote of Security Holders

     A special meeting of shareholders of the American AAdvantage Funds (the "Trust") was held on August 11, 2004. The meeting related to each series of the Trust with the exception of the Mid-Cap Value Fund (the "Funds"). The purpose of the meeting was to consider proposals regarding: (1) re-election of the five current Trustees and the election of three additional Trustees;
(2) changes to certain fundamental investment policies of the Funds; and (3) the adoption of an amendment to the Declaration of Trust of the Trust to permit the Trustees to amend the Declaration of Trust in the future without shareholder approval under certain circumstances. Certain of the Funds ("Feeder Funds") currently operate under a "master-feeder" structure, pursuant to which a Feeder Fund seeks its investment objective by investing all of its investable assets in a corresponding portfolio (each a "Portfolio") of the AMR Investment Services Trust ("AMR Trust") that has an identical investment objective to the Feeder Fund. Interestholders of the AMR Trust, principally the Feeder Funds, held a separate meeting to consider proposals regarding: (1) re-election of the five current Trustees and the election of three additional Trustees; (2) changes to certain fundamental investment policies of the Portfolios; and (3) approval of a Conversion Agreement pursuant to which the AMR Trust would convert from a New York common trust to a Massachusetts business trust. Shareholders of each Feeder Fund were asked to provide voting instructions to the AMR Trust meeting. The Feeder Funds cast their votes on the AMR Trust proposals in the same proportion as the votes cast by their shareholders.

     Proposals 1, 3, 4, and 6 were Trust-level matters and therefore required a majority of the shareholders of the Trust to vote to achieve a quorum. Proposals 2 and 5 were Fund-level matters and therefore required a majority of the shareholders of a Fund to vote to achieve a quorum for that Fund. A quorum of the Trust was present for Proposals 1 and 4, and each proposal was approved by shareholders. Except for the Money Market and Municipal Money Market Funds, a quorum of each Fund was present for Proposals 2 and 5, and each proposal was approved by shareholders. A quorum of the Trust was present for Proposals 3 and 6, but there were not enough votes in favor of either proposal for shareholder approval.

     Proposals 2 and 5 for the Money Market and Municipal Money Market Funds and Proposals 3 and 6 for the Trust were adjourned to a second special meeting of shareholders on August 24, 2004. A quorum was still not present for the Money Market and Municipal Money Market Funds with respect to Proposals 2 and 5 at the August 24th meeting, so those matters were adjourned to a third special meeting of shareholders on September 17, 2004. A quorum of the Trust was present for Proposals 3 and 6, but the votes were not recorded and the Trust adjourned these matters to the September 17th meeting to coincide with the other Fund-level matters.

     At the September 17th meeting, a quorum was present for the Money Market and Municipal Money Market Funds, and Proposals 2 and 5 were approved by shareholders. In addition, a quorum of the Trust was present for Proposals 3 and 6, and each proposal was approved by shareholders.

     The final voting results for each Proposal are presented in the following tables. The vote tallies for Proposals 1, 3, 4, and 6 include votes cast by shareholders of Funds not contained in this annual report.

(1) Elected the following Trustees to the Trust's Board of Trustees: W. Humphrey Bogart, Brenda A. Cline, Alan D. Feld, Richard A. Massman, Stephen D. O'Sullivan, William F. Quinn, R. Gerald Turner, and Kneeland Youngblood.

                                 Trust
                                 -----
                          FOR            WITHHELD
                   ---------------    --------------
BOGART             650,590,849.241    14,422,434.627
CLINE              650,579,020.453    14,434,263.415
FELD               645,570,380.770    19,442,903.098
MASSMAN            650,575,979.241    14,437,304.627
O'SULLIVAN         650,346,585.401    14,666,698.477
QUINN              650,521,466.241    14,492,457.627
TURNER             647,812,023.453    17,201,260.415
YOUNGBLOOD         650,456,805.241    14,556,478.627

(2)(a) Approved a change to the fundamental investment limitation on investments in commodities.

             Balanced      Emerging Mkts   Enhanced Inc      High Yield      Intermediate
          --------------   -------------   -------------   --------------   --------------
FOR       46,401,005.640   4,906,580.331   9,627,606.188   15,744,702.754   11,938,327.591
AGAINST        6,762.151           0.000           0.000       50,204.000       18,409.000
ABSTAIN        9,978.758         191.336           0.000       16,154.000        2,354.608
BROKER
  NON-VOTES* 228,979.000      51,245.000           0.000    4,916,329.000       32,219.000

              Int'l Equity     Lg Cap Growth    Lg Cap Value     Short-Term      Sm Cap Value
             --------------   --------------   --------------   -------------   --------------
FOR          64,496,750.799   10,147,326.622   40,594,175.513   9,095,488.726   30,705,663.526
AGAINST         534,912.899            0.000       16,236.116      61,623.240      115,155.394
ABSTAIN         724,592.539            0.000       12,407.915       7,181.031      479,407.001
BROKER
  NON-VOTES* 11,181,562.000            0.000      479,311.000     488,166.000    8,150,355.000

(2)(b) Approved a change to the fundamental investment limitation on lending securities.

             Balanced      Emerging Mkts   Enhanced Inc      High Yield      Intermediate
          --------------   -------------   -------------   --------------   --------------
FOR       46,391,435.523   4,906,580.331   9,627,606.188   15,740,911.754   11,938,327.591
AGAINST       16,332.268           0.000           0.000       49,730.000       18,409.000
ABSTAIN        9,978.758         191.336           0.000       20,419.000        2,354.608
BROKER
  NON-VOTES* 228,979.000      51,245.000           0.000    4,916,329.000       32,219.000

              Int'l Equity     Lg Cap Growth    Lg Cap Value     Short-Term      Sm Cap Value
             --------------   --------------   --------------   -------------   --------------
FOR          64,561,233.427   10,147,326.622   40,592,880.290   9,088,150.726   30,695,938.571
AGAINST         458,679.271            0.000       18,691.183      65,299.240      296,207.349
ABSTAIN         736,343.539            0.000       11,248.071      10,843.031      308,080.001
BROKER
  NON-VOTES* 11,181,562.000            0.000      497,311.000     488,166.000    8,150,355.000

(2)(c) Approved the deletion of the fundamental investment limitation on affiliated transactions.

             Balanced      Emerging Mkts   Enhanced Inc      High Yield      Intermediate
          --------------   -------------   -------------   --------------   --------------
FOR       46,389,698.640   4,906,231.331   9,627,606.188   15,738,813.754   11,940,787.591
AGAINST       17,959.151         349.000           0.000       50,600.000       15,949.000
ABSTAIN       10,088.758         191.336           0.000       21,647.000        2,354.608
BROKER
  NON-VOTES* 228,979.000      51,245.000           0.000    4,916,329.000       32,219.000

              Int'l Equity     Lg Cap Growth    Lg Cap Value     Short-Term      Sm Cap Value
             --------------   --------------   --------------   -------------   --------------
FOR          60,757,787.283   10,147,326.622   40,593,491.577   9,091,457.726   30,864,782.571
AGAINST       4,246,045.415            0.000       16,421.834      65,600.240      123,570.349
ABSTAIN         752,423.539            0.000       12,906.133       7,235.031      311,873.001
BROKER
  NON-VOTES* 11,181,562.000            0.000      479,311.000     488,166.000    8,150,355.000

(2)(d) Approved a change to the fundamental investment limitation on the issuance of senior securities.

             Balanced      Emerging Mkts   Enhanced Inc      High Yield      Intermediate
          --------------   -------------   -------------   --------------   --------------
FOR       46,396,294.387   4,906,231.331   9,627,606.188   15,743,825.754   11,940,787.591
AGAINST       11,709.404         349.000           0.000       49,364.000       15,949.000
ABSTAIN        9,742.758         191.336           0.000       17,871.000        2,354.608
BROKER
  NON-VOTES* 228,979.000      51,245.000           0.000    4,916,329.000       32,219.000

              Int'l Equity     Lg Cap Growth    Lg Cap Value     Short-Term      Sm Cap Value
             --------------   --------------   --------------   -------------   --------------
FOR          64,071,875.799   10,147,326.622   40,600,095.304   9,091,758.726   30,872,021.571
AGAINST         937,834.899            0.000       10,278.325      63,599.240      119,601.349
ABSTAIN         746,545.539            0.000       12,445.915       8,935.031      308,603.001
BROKER
  NON-VOTES* 11,181,562.000            0.000      479,311.000     488,166.000    8,150,355.000

(2)(e) Approved a change to the fundamental investment limitation on borrowing.

             Balanced      Emerging Mkts   Enhanced Inc      High Yield      Intermediate
          --------------   -------------   -------------   --------------   --------------
FOR       46,392,054.523   4,906,580.331   9,627,606.188   15,738,741.754   11,938,327.591
AGAINST       16,059.268           0.000           0.000       50,759.000       18,409.000
ABSTAIN        9,632.758         191.336           0.000       21,560.000        2,354.608
BROKER
  NON-VOTES* 228,979.000      51,245.000           0.000    4,916,329.000       32,219.000

              Int'l Equity     Lg Cap Growth    Lg Cap Value     Short-Term      Sm Cap Value
             --------------   --------------   --------------   -------------   --------------
FOR          64,358,381.427   10,147,326.622   40,587,599.519   9,094,315.726   30,858,227.571
AGAINST         653,473.271            0.000       23,806.954      62,742.240      133,093.349
ABSTAIN         744,401.539            0.000       11,413.071       7,235.031      308,905.001
BROKER
  NON-VOTES* 11,181,562.000            0.000      479,311.000     488,166.000    8,150,355.000

(3)  Approved an amendment to the Trust's Declaration of Trust.

                 Trust
            ---------------
FOR         510,760,770.656
AGAINST      27,955,243.657
ABSTAIN      24,870,260.385
BROKER
  NON-VOTES* 36,787,359.000

(4) Authorized the Trust, on behalf of each Feeder Fund, to vote at a meeting of the AMR Trust to elect a Board of Trustees.

                                 Trust
                                 -----
                          FOR            WITHHELD
                   ---------------    --------------
BOGART             440,288,258.060    8,585,009.017
CLINE              440,282,948.530    8,590,318.547
FELD               440,288,258.060    8,585,009.017
MASSMAN            440,288,258.060    8,585,009.017
O'SULLIVAN         440,282,948.530    8,590,318.547
QUINN              440,288,258.060    8,585,009.017
TURNER             440,282,948.530    8,590,318.547
YOUNGBLOOD         440,288,258.060    8,585,009.017

(5)(a) Authorized the Trust, on behalf of each Feeder Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on investments in commodities with respect to the corresponding Portfolio of the AMR Trust.

               Int'l Equity
              --------------
FOR           64,420,325.799
AGAINST          609,135.899
ABSTAIN          726,794.539
BROKER
  NON-VOTES*  11,181,562.000

(5)(b) Authorized the Trust, on behalf of each Feeder Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on lending securities with respect to the corresponding Portfolio of the AMR Trust.

               Int'l Equity
              --------------
FOR           64,428,675.427
AGAINST          562,881.271
ABSTAIN          764,699.539
BROKER
  NON-VOTES*  11,181,562.000

(5)(c) Authorized the Trust, on behalf of each Feeder Fund, to vote at a meeting of the AMR Trust to approve the deletion of the fundamental investment limitation on affiliated transactions with respect to the corresponding Portfolio of the AMR Trust.

               Int'l Equity
              --------------
FOR           60,670,904.283
AGAINST        4,311,253.415
ABSTAIN          774,098.539
BROKER
  NON-VOTES*  11,181,562.000

(5)(d) Authorized the Trust, on behalf of each Feeder Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on the issuance of senior securities with respect to the corresponding Portfolio of the AMR Trust.

               Int'l Equity
              --------------
FOR           63,967,544.799
AGAINST        1,007,609.899
ABSTAIN          781,101.539
BROKER
  NON-VOTES*  11,181,562.000

(5)(e) Authorized the Trust, on behalf of each Feeder Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on borrowing with respect to the corresponding Portfolio of the AMR Trust.

               Int'l Equity
              --------------
FOR           64,372,774.427
AGAINST          637,228.271
ABSTAIN          746,253.539
BROKER
  NON-VOTES*  11,181,562.000

(6) Authorized the Trust, on behalf of each Feeder Fund, to vote at a meeting of the AMR Trust to approve a Conversion Agreement.

                  Trust
             ---------------
FOR          312,363,071.187
AGAINST       20,695,326.179
ABSTAIN       12,389,615.881
BROKER
  NON-VOTES*  20,115,849.000

--------------
* Certain broker-dealers, third party administrators and other intermediaries who offer Fund shares to their clients vote on behalf of their clients in favor of routine proposals (e.g., Proposals 1 and 4), while entering a "non-vote" for all non-routine proposals. If the underlying clients do not themselves vote the non-routine proposals, the shares remain in the broker non-vote category and effectively count as "against" votes.